EXHIBIT H

ENCNG PROFORMA ASSUMPTIONS
FISCAL YEARS 2001 - 2004
000'S


BOND REIMBURSEMENT TOTAL                                                           %of Ph 2-7
------------------------                                                           -----------
Phase 1 Bond Reimbursement                                            (38,700)
Phase 2 Bond Reimbursement                                            (56,038)        38.36%
Phase 3 Bond Reimbursement                                            (46,460)        31.80%
Phase 4 Bond Reimbursement                                            (36,092)        24.70%
Phase 5-7 Bond Reimbursement                                           (7,502)         5.14%

Total Reimbursement                                                  (184,792)
Phase 2-7 Reimbursement                                              (146,092)
Contribution in Phase 1                                                 7,676

Excise Tax Rate                                                        0.35
Federal Tax Rate                                                      33.000%
State Tax Rate                                                         6.900%

Note: input for capital expenditure cash flow is on the capital expenditures worksheet

CAPITAL ASSET ASSUMPTIONS:
-------------------------
Depreciation Rate - Transmission                                       2.50%          40
Deprec Monthly rate - Transmission                                     0.21%

Property Tax Rate - 2001                                               0.70%
Property Tax Rate - 2002                                               0.58%
Property Tax Rate - 2003-2006                                          0.59%

Short term Interest Rate (PGN Note)                                    8.25% (Based on Average Historical Rates)
Bad Debt Rate                                                          3%

Note: input for actual annual volumes is on Customer Acq Summary

Deferred Regulatory Asset Limit - Cummulative                    $ 15,000,000
Year Def Reg Asset expires                                               2010

Preferred Stock Dividend Rate                                          8.688%
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                                       1

ENCNG FORECAST UPDATE 04/2002
TDR SUPPORT - 2002-2006
000'S                                            ** UPDATED 04/30/02 FOR REGULATORY DEFERRED ASSET ON BALANCE SHEET
                                                 (ELIMINATING INCOME TAX IMPACT; DUE TO FUTURE LOSSES, WILL NEVER REALIZE TAX LOSS
                                                 CARRYFORWARD )
SUMMARY INCOME STATEMENT:
------------------------

                                                     TOTAL 2001    TOTAL 2002    TOTAL 2003    TOTAL 2004   TOTAL 2005   TOTAL 2006
                                                     -------------------------------------------------------------------------------
Revenues                                               $      -      $    368      $  2,532      $  4,895     $  7,825     $ 10,073
Cost of Gas                                                   -           275         1,853         3,494        5,540        7,119
                                                     -------------------------------------------------------------------------------
Margin                                                 $      -      $     93         $ 678      $   1,401    $  2,284     $  2,955
                                                                                        27%           29%          29%          29%
O&M                                                          17         2,617         3,393         3,568        3,646        3,770
Payroll Taxes                                                 -            37             5            60           55           53
Other Taxes (Property & Franchise)                            -           191           297           187          249          306
Book Depreciation                                             -            78           204           359          432          432
                                                     ---------------------------------------------------------------------------
Total Operating Exp                                    $     17      $  2,924      $  3,900      $   4,174    $  4,381     $  4,560

Other Income                                                  9             -             -             -            -            -
Def Regulatory Asset                                        (17)       (2,924)       (3,900)       (4,174)      (3,980)           -
AFUDC - Equity                                                -             -             -             -            -            -
Interest Expense                                              -             9            22            38           45           44
AFUDC - Debt                                                  -             -             -             -            -            -
                                                     -------------------------------------------------------------------------------
Income before Taxes                                    $      9      $     84      $    656      $  1,363     $  1,838     $ (1,649)
                                                     -------------------------------------------------------------------------------
Income tax Expense                                           (3)            -             -             -            -            -
                                                     -------------------------------------------------------------------------------
Net Income (book)                                      $     12      $     84      $    656      $ 1,363      $  1,838     $ (1,649)
                                                     ===============================================================================


SUMMARY BALANCE SHEET:
---------------------
BALANCE SHEET                                        12/31/2001    12/31/2002    12/31/2003    12/31/2004   12/31/2005   12/31/2006
-------------                                        ----------    ----------    ----------    ----------   ----------   ----------
Cash                                                   $  1,083      $    109            65      $ (1,263)    $ (1,738)    $    100
A/R (Bond & Customer Accts)                               5,525           100           238           689        1,410        2,339
Materials/Inventory                                         669             -             -             -            -            -
Deferred Regulatory Asset                                   (20)        2,934         6,833        11,007       14,987       14,987
Deferred taxes                                                -             -             -             -            -            -

CWIP                                                      4,049        14,259           942            56           56           56
Gross Plant                                                   -         7,588         9,904        17,264       17,264       17,264
Accum deprec                                                  -           (78)         (283)         (641)      (1,073)      (1,505)
                                                     -------------------------------------------------------------------------------
Net plant                                                 4,049        21,768        10,563        16,679       16,248       15,816

                                                     -------------------------------------------------------------------------------
Total Assets                                           $ 11,306      $ 24,910      $ 17,700      $ 27,113     $ 30,907     $ 33,243
                                                     ===============================================================================

A/P (Short Term Debt)                                  $ 11,279      $ 17,055      $  6,868      $  9,808     $ 13,603     $ 17,587

Retained Earnings                                             -             0             -             -            -       (1,649)
Equity                                                       27         7,855        10,832        17,305       17,305       17,305
                                                     -------------------------------------------------------------------------------
Total Liab & SE                                        $ 11,306      $ 24,910      $ 17,700      $ 27,113     $ 30,907     $ 33,243
                                                     ===============================================================================



Cummulative PS Dividends Payable (not recorded
   since RE is $0)                                                   $    598      $    883      $  1,024     $    689     $  2,192
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